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                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) of the
                         Securities Exchange Act of 1934


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         Rule 14a-6(e)(2))
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|_|      Soliciting Material Pursuant to Section 240.14a-12

                            THE NAUTILUS GROUP, INC.
                          (formerly Direct Focus, Inc.)
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                            THE NAUTILUS GROUP, INC.
                          (FORMERLY DIRECT FOCUS, INC.)
                              1400 NE 136TH AVENUE
                           VANCOUVER, WASHINGTON 98684
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                     SUPPLEMENTAL PROXY STATEMENT MATERIALS

                                  MAY 23, 2002

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The Nautilus Group, Inc. (previously known as Direct Focus, Inc.) hereby amends its Proxy Statement filed with the Commission on April 26, 2002 in order to amend certain biographical information regarding Brian R. Cook, its chief executive officer, and Rod W. Rice, its chief financial officer, treasurer and secretary, in particular their current status as certified public accountants. While both Mr. Cook and Mr. Rice were previously certified public accountants, they have not participated in continuing education programs to maintain these licenses during their full tenure as executive officers at the company.

The amended Proxy Statement biographies for Mr. Cook and Mr. Rice read as follows:

BRIAN R. COOK has served on the Board of Directors and as Chief Executive Officer of The Nautilus Group, Inc. (formerly Direct Focus, Inc.) since 1986. Mr. Cook also serves as Chairman. Mr. Cook has more than 23 years of business management and corporate experience. Prior to joining The Nautilus Group, Inc., he held various financial and managerial positions at Sea Galley Stores, Inc., a large, publicly owned restaurant company. Mr. Cook also acted as the Chief Financial Officer for a manufacturer of industrial fasteners. Previously, he was a certified public accountant with Peat, Marwick, Mitchell & Company. Mr. Cook received his B.A. in business administration with a major in accounting from Western Washington University.

ROD W. RICE has been with The Nautilus Group, Inc. (formerly Direct Focus, Inc.) since 1994, serving first as the company's controller. In 1995, he assumed his current role of Chief Financial Officer. Mr. Rice also serves as Treasurer and Secretary of the company. Formerly, Mr. Rice worked as an accountant with Deloitte & Touche. From 1995 to 1996, he was licensed as a certified public accountant by the State of Washington. Mr. Rice received his B.S. in business administration with a major in accounting from Portland State University.